Exhibit 99.1

SS&C Completes Acquisition of DST

WINDSOR, CT, April 16, 2018 (PR NEWSWIRE) – SS&C Technologies Holdings, Inc. ("SS&C") (Nasdaq: SSNC), a leading global provider of financial services software and software-enabled services, today announced the completion of the acquisition of DST Systems, Inc. ("DST") (NYSE: DST), a leading global strategic advisory, technology, and operations outsourcing company.

The addition of DST’s financial services and healthcare businesses provides SS&C with additional scale and breadth across institutional, alternative, wealth management and healthcare segments. SS&C will manage approximately 13,000 global clients and delivered pro forma 2017 revenue of approximately $3.9 billion.

“We are pleased to move forward as one company following the combination of two highly complementary market leaders,” said Bill Stone, Chairman and Chief Executive Officer of SS&C. “Our clients in both the financial services and healthcare sectors are facing increasing competitive and regulatory pressures, and SS&C is now even better positioned to deliver innovative services and solutions. We are pleased to welcome DST’s clients and talented employees around the world.”

Under the terms of the agreement, as announced on January 11, 2018, an enterprise value of DST is approximately $5.4 billion, including assumption of debt. As previously announced, SS&C expects the transaction to be immediately accretive to earnings per share before synergies and expects to achieve $175 million in cost savings by 2021.

As a result of the completion of the acquisition, DST is ceasing trading on the New York Stock Exchange as of April 16, 2018.

Credit Suisse and Morgan Stanley acted as financial advisors and Davis Polk & Wardwell acted as legal advisor to SS&C. BofA Merrill Lynch acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom acted as legal advisor to DST.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the proposed acquisition of DST, the expected timing and conditions precedent relating to the proposed acquisition of DST, anticipated earnings enhancements, synergies, and other strategic options. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "estimates", "projects", "forecasts", "may", "assume", "anticipates", "intend", "will", "continue", "opportunity", "predict", "potential", "future", "guarantee", "likely", "target", "indicate", "would", "could" and "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect the best judgment of SS&C and DST management based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing; the inability to integrate successfully DST within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of DST. Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C's and DST's ability to finalize large client contracts, fluctuations in customer demand for SS&C's and DST's products and services, intensity of competition from application vendors, delays in product development, SS&C's and DST's ability to control expenses, terrorist activities, cyber attacks, exposure to litigation, SS&C's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C's products and services, the market price of SS&C's stock prevailing from time to time, SS&C's and DST's cash flow from operations, general economic conditions, and those risks discussed in the "Risk Factors" sections of SS&C's and DST's 2016 Annual Report on Form 10-K and 2017 Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (the "SEC").Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Some 13,000 financial services and healthcare organizations, from the world's largest institutions to local firms, manage and account for their investments using SS&C's products and services.

SOURCE: SS&C

Additional information about

SS&C (Nasdaq:SSNC) is available at www.ssctech.com.

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SS&C Contacts

Patrick Pedonti

Chief Financial Officer

SS&C Technologies

Tel: +1-860-298-4738 | E-mail:

InvestorRelations@sscinc.com

Justine Stone

Investor Relations

SS&C Technologies

Tel: +1- 212-367-4705 | E-mail:

InvestorRelations@sscinc.com

DST Contact

Laura M. Parsons
Head of Global Public Relations
DST Systems, Inc.
1.816.843.9087
mediarelations@dstsystems.com